Exhibit 99.1

FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE TO PRESENT AT INVESTOR CONFERENCES IN NEW YORK CITY AND LAS VEGAS

HOUSTON, May 20, 2011 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that senior management will present at the Stephens Inc. Spring Investment Conference in New York City on May 24 and the Wells Fargo Securities Consumer, Gaming and Lodging Conference in Las Vegas on May 25.

Stephens Conference Details
Date: May 24, 2011
Scheduled Presentation Time: 9:30 a.m. ET
Location: The New York Palace hotel, New York City
Live webcast with replay available for 30 days

Wells Fargo Conference Details
Date: May 25, 2011
Scheduled Presentation Time: 10:35 a.m. PT
Location: Wynn Las Vegas hotel, Las Vegas
Live webcast with replay available for 30 days

Webcasts for each conference will be accessible through the Investor Relations section of Group 1’s website at www.group1auto.com or through this link: http://www.group1corp.com/news/events.aspx.

About Group 1 Automotive, Inc.
Group 1 owns and operates 103 automotive dealerships, 133 franchises, and 27 collision service centers in the United States and the United Kingdom that offer 30 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive Inc.
713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and
Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com